UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Sharper Image Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION REGARDING PARTICIPANTS

Sharper Image Corporation (“Sharper Image”), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with Sharper Image’s upcoming 2006 annual meeting of stockholders. Each of the directors of Sharper Image and each of the officers and employees of Sharper Image who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of Sharper Image beneficially owned by each of these persons as of March 9, 2006.

Name	Title	Shares of Common Stock Owned (1)

Richard Thalheimer	Founder, Chairman of the Board and Chief Executive Officer	3,300,958	(2)
Alan Thalheimer	Director	135,521	(3)
Morton David	Director	40,000	(4)
Gerald Napier	Director	72,162	(5)
George James	Director	87,000	(6)
Pamela Joyner	Director	18,000	(7)
Tracy Wan	President and Chief Operating Officer, Director	378,000	(8)
Jeffrey Forgan	Executive Vice President, Chief Financial Officer	47,500	(9)
Kent Barber	Director, Investor Relations	6,000	(10)

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 9, 2006 are deemed outstanding. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. The address of each of the directors and executive officers in this table is as follows: c/o Sharper Image, 350 The Embarcadero, San Francisco, CA 94105-1218.

(2)	Includes 1,689,962 shares owned by The Richard J. Thalheimer Revocable Trust of which Mr. Richard Thalheimer is trustee and sole beneficiary; 67,500 shares owned by The Richard J. Thalheimer

Children’s Trust; 131,969 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995; 183,673 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee; 268,722 shares owned by the Richard J. Thalheimer 1997 Grantor Annuity Trust, of which Mr. Richard Thalheimer is trustee; 50,632 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999; 300,000 shares owned by The Richard J. Thalheimer 2005 Annuity Trust, of which Mr. Richard Thalheimer is trustee; and 608,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006.

(3)	Includes 50,521 shares owned by Alan and Gladys Thalheimer Revocable Trust and 3,000 shares held in a custodial account, of which Mr. Thalheimer is the custodian, for a relative of Mr. Thalheimer. Includes 83,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006, of which 10,000 shares are currently subject to repurchase by us at the exercise price if Mr. Thalheimer’s Board service ends prior to vesting.

(4)	Includes 30,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006, of which 10,000 option shares are currently subject to repurchase by us at the exercise price if Mr. David’s Board service ends prior to vesting.

(5)	Includes 25,162 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 47,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006, of which 10,000 shares are currently subject to repurchase by us at the exercise price if Mr. Napier’s Board service ends prior to vesting.

(6)	Includes 72,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006, of which 10,000 shares are currently subject to repurchase by us at the exercise price if Mr. James’ Board service ends prior to vesting.

(7)	Includes 18,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006, of which 10,000 shares are currently subject to repurchase by us at the exercise price if Ms. Joyner’s Board service ends prior to vesting.

(8)	Includes 373,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006.

(9)	Includes 35,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006.

(10)	Includes 6,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after March 9, 2006.

Sharper Image Corporation will file a proxy statement in connection with its 2006 annual meeting of stockholders. Stockholders are strongly advised to read the proxy statement when it becomes available because it contains important information. Investors will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements will also be available for free at the Company’s website at www.sharperimage.com or by writing to Sharper Image Corporation, 350 The Embarcadero, 6th Floor, San Francisco, California 94105-1218, Attention: Investor Relations.